Exhibit 5.1
60 STATE STREET
BOSTON, MA 02109
+1 617 526 6000
+1 617 526 5000 fax
wilmerhale.com
October 12, 2007
SoundBite Communications, Inc.
22 Crosby Drive
Bedford, Massachusetts 01730

Re:	Registration Statement on Form S-1 (File No. 333-142144)
Ladies and Gentlemen:
     This opinion is furnished to you in connection with the Registration Statement on Form S-1 (File No. 333-142144) (as amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 6,900,000 shares of Common Stock, $0.001 par value per share (the “Shares”), of SoundBite Communications, Inc., a Delaware corporation (the “Company”), of which (i) up to 5,565,649 Shares (including 848,627 Shares issuable upon exercise of an over-allotment option granted by the Company) will be issued and sold by the Company and (ii) the remaining 1,334,351 Shares (including 51,373 Shares issuable upon exercise of an over-allotment option granted by the Selling Stockholders) will be sold by certain stockholders of the Company (the “Selling Stockholders”).
     The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholders, and Cowen and Company, LLC and Thomas Weisel Partners LLC, as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.
     We are acting as counsel for the Company in connection with the sale of the Shares by the Company and the Selling Stockholders. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the form of the Underwriting Agreement, minutes of meetings (or written consents in lieu thereof) of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
     Our opinion expressed in paragraph (2) below, insofar as it relates to the Shares to be sold by the Selling Stockholders being fully paid, is based solely on a certificate of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.
BALTIMORE        BERLIN        BOSTON        BRUSSELS        LONDON        MUNICH
NEW YORK        NORTHERN VIRGINIA        OXFORD        PRINCETON        WALTHAM        WASHINGTON

SoundBite Communications, Inc.
October 12, 2007

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
     Based upon and subject to the foregoing, we are of the opinion that:
(1)	the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable; and
(2)	the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
Wilmer Cutler Pickering
     Hale And Dorr LLP

By:	/s/ Mark L. Johnson
Mark L. Johnson, a Partner